EXHIBIT 5.1

August 6, 2014

TransEnterix, Inc.

635 Davis Drive, Suite 300

Morrisville, NC 27560

Re:	TransEnterix, Inc. - Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to TransEnterix, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-8 (the “Registration Statement”), relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), and the issuance of up to 200,000 shares of the Company’s common stock, par value $0.001 per share (the “Shares”), that may be issued upon the vesting of certain restricted stock units (the “RSUs”) awarded to the Joseph Slattery, Executive Vice President and Chief Financial Officer of the Company (the “Executive”) pursuant to a certain Restricted Stock Unit Award Agreement dated as of October 2, 2013 between the Company and the Executive (the “Agreement”). The RSUs awarded to the Executive pursuant to the Agreement are subject to the terms and conditions of the TransEnterix, Inc. 2007 Incentive Compensation Plan, as amended and restated (the “Plan”), except as varied by the Agreement.

In rendering this opinion, we have reviewed the Agreement, the Plan and such certificates, documents, corporate records and other instruments and matters of law as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. In rendering this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity with the originals of all instruments presented to us as copies and the genuineness of all signatures.

The opinion expressed below is based on the assumption that the Registration Statement has been filed by the Company with the Securities and Exchange Commission and will have become effective before any of the RSUs vest, and that the Executive will strictly comply with the terms of the Agreement and received a prospectus containing all the information required by Part I of the Registration Statement before the RSUs were awarded. The opinion is also based on the assumption that the RSUs will continue to be duly and validly authorized on the dates that the RSUs vest pursuant to the terms of the Agreement and, upon the vesting of the RSUs, the total number of shares of common stock of the Company issued and outstanding, after giving effect to the vesting of such RSUs,

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TransEnterix, Inc.

will not exceed the total number of shares of common stock that the Company is then authorized to issue under its Articles of Incorporation, as amended. The number of RSUs stated above has been retroactively adjusted to give effect to a reverse stock split of the Company’s issued and outstanding shares of common stock at a ratio of 1 for 5 effectuated on March 31, 2014.

Based on the foregoing, we are of the opinion that the shares of common stock issued upon vesting of the RSUs, when issued pursuant to the Agreement in accordance with the terms and conditions thereof (including, where applicable, the payment of any exercise price, the satisfaction of any vesting or forfeiture restrictions and the achievement of applicable performance goals), will be legally issued, fully paid and nonassessable.

This opinion is limited to the matters expressly stated herein and no implied opinion may be inferred to extend this opinion beyond the matters expressly stated herein. This opinion is limited to the Federal law of the United States of America and to the laws of the State of Delaware.

We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act.

Yours truly,

/s/ Ballard Spahr LLP

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